EXHIBIT 32.1

CERTIFICATIONS PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of TREX Acquisition Corp, a Nevada corporation (the “Company”), on Form 10-Q for the period ended September 30, 2014, as filed with the Securities and Exchange Commission (the “Report”), Frank Horkey, Chief Executive Officer/President/Secretary/Treasurer/Chief Financial Officer/Director of the Company, does hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: December 11, 2019	By:	/s/ Frank Horkey
	Name:	Frank Horkey
	Title:	Chief Executive Officer/President/Secretary/Treasurer/Chief Financial Officer/Director

[A signed original of this written statement required by Section 906 has been provided to TREX Acquisition Corp and will be retained by TREX Acquisition Corp and furnished to the Securities and Exchange Commission or its staff upon request.]